Exhibit 99.B(n)(1)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING VARIABLE PORTFOLIOS, INC.

Classes of Shares
	ADV	I	S	S2
ING BlackRock Global Science and Technology Portfolio	☒	☒	☒	N/A
ING Global Equity Option Portfolio	N/A	N/A	☒	N/A
ING International Index Portfolio	☒	☒	☒	N/A
ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio	☒	☒	☒	N/A
ING Morningstar U.S. Growth Index Portfolio	☒	☒	☒	N/A
ING Opportunistic LargeCap Growth Portfolio	☒	☒	☒	N/A
ING Opportunistic LargeCap Value Portfolio	☒	☒	☒	N/A
ING Russell™ Global Large Cap Index 85% Portfolio	☒	☒	☒	N/A
ING Russell™ Large Cap Index Portfolio	☒	☒	☒	N/A
ING Russell™ Mid Cap Index Portfolio	☒	☒	☒	N/A
ING Russell™ Small Cap Index Portfolio	☒	☒	☒	N/A
ING U.S. Government Money Market Portfolio	N/A	☒	☒	☒
ING VP Index Plus LargeCap Portfolio	☒	☒	☒	N/A
ING VP Index Plus MidCap Portfolio	☒	☒	☒	N/A
ING VP Index Plus SmallCap Portfolio	☒	☒	☒	N/A
ING VP Small Company Portfolio	☒	☒	☒	N/A
ING WisdomTreeSM Global High-Yielding Equity Portfolio	☒	☒	☒	N/A